EXHIBIT 3.1

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       KID CASTLE EDUCATIONAL CORPORATION

                             (A FLORIDA CORPORATION)

                           AS AMENDED ON APRIL 7, 2004

Exhibit 3.1                           -1-

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.....................................................     2

ARTICLE 2 OFFICERS........................................................     2

ARTICLE 3 SHAREHOLDERS....................................................     2
      Section 3.1 Annual Meeting                                               2
      Section 3.2  Special Meetings                                            2
      Section 3.3  Place of Meeting                                            2
      Section 3.4  Notice of Meeting                                           2
      Section 3.5 Waiver of Notice                                             2
      Section 3.6 Fixing of Record Date                                        2
      Section 3.7 Shareholders' List for Meetings                              2
      Section 3.8 Quorum                                                       2
      Section 3.9 Voting of Shares                                             2
      Section 3.10 Vote Required                                               2
      Section 3.11 Conduct of Meeting                                          2
      Section 3.12 Inspectors of Election                                      2
      Section 3.13 Proxies                                                     2
      Section 3.14 Action by Shareholders Without Meeting                      2
      Section 3.15 Acceptance of Instruments Showing Shareholder Action        2

ARTICLE 4 BOARD OF DIRECTORS..............................................     2
      Section 4.1 General Powers and Number                                    2
      Section 4.2 Qualifications                                               2
      Section 4.3 Duties of Directors                                          2
      Section 4.4 Term of Office                                               2
      Section 4.5 Nominations of Directors                                     2
      Section 4.6 Removal                                                      2
      Section 4.7 Resignation                                                  2
      Section 4.8 Vacancies                                                    2
      Section 4.9 Compensation                                                 2
      Section 4.10 Regular Meetings                                            2
      Section 4.11 Special Meetings                                            2
      Section 4.12 Notice                                                      2
      Section 4.13 Waiver of Notice                                            2
      Section 4.14 Quorum and Voting                                           2
      Section 4.15 Conduct of Meetings                                         2
      Section 4.16 Committees                                                  2
      Section 4.17 Audit Committee                                             2
      Section 4.18 Compensation Committee ("Compensation Committee")           2
      Section 4.19 Corporate Governance/Nominating Committee ("Corporate
      Governance Committee")                                                   2
      Section 4.20 Executive Committee                                         2
      Section 4.21 Action Without Meeting                                      2

Exhibit 3.1                           -2-

ARTICLE 5 OFFICERS........................................................     2
      Section 5.1 Number                                                       2
      Section 5.2 Election and Term of Office                                  2
      Section 5.3 Removal                                                      2
      Section 5.4 Resignation                                                  2
      Section 5.5 Vacancies                                                    2
      Section 5.6 Chairman of the Board                                        2
      Section 5.7 Chief Executive Officer                                      2
      Section 5.8. President                                                   2
      Section 5.9 Vice Presidents                                              2
      Section 5.10 Secretary                                                   2
      Section 5.11 Treasurer                                                   2
      Section 5.12 Assistant Secretaries and Assistant Treasurers              2
      Section 5.13 Other Assistants and Acting Officers                        2
      Section 5.14 Salaries                                                    2

ARTICLE 6 CONTRACTS, CHECKS AND DEPOSITS, SPECIAL CORPORATE ACTS..........     2
      Section 6.1 Contracts                                                    2
      Section 6.2 Checks, Drafts, etc                                          2
      Section 6.3 Deposits                                                     2
      Section 6.4 Voting of Securities Owned by Corporation                    2

ARTICLE 7 CERTIFICATES FOR SHARES, TRANSFER OF SHARES.....................     2
      Section 7.1 Consideration for Shares                                     2
      Section 7.2 Certificates for Shares                                      2
      Section 7.3 Transfer of Shares                                           2
      Section 7.4 Restrictions on Transfer                                     2
      Section 7.5 Lost, Destroyed, or Stolen Certificates                      2
      Section 7.6 Registered Shareholders                                      2
      Section 7.7 Stock Regulations                                            2

ARTICLE 8 BOOKS AND RECORDS...............................................     2
      Section 8.1 Books and Records                                            2
      Section 8.2 Shareholders' Inspection Rights                              2
      Section 8.3 Distribution of Financial Information                        2
      Section 8.4 Other Reports                                                2

ARTICLE 9 INDEMNIFICATION.................................................     2
      Section 9.1 Provision of Indemnification                                 2
      Section 9.2 Survival of Indemnification                                  2
      Section 9.3 Insurance                                                    2

ARTICLE 10 DIVIDENDS AND RESERVES.........................................     2
      Section 10.1 Declaration and Payment                                     2
      Section 10.2 Record Date for Dividends                                   2
      Section 10.3 Reserves                                                    2

Exhibit 3.1                           -3-

ARTICLE 11 MISCELLANEOUS..................................................     2
      Section 11.1 Fiscal Year                                                 2
      Section 11.2 Seal                                                        2
      Section 11.3 Books and Records                                           2
      Section 11.4 Power to Amend                                              2
      Section 11.5 Invalid Provisions                                          2

CERTIFICATE OF ADOPTION...................................................     23

Exhibit 3.1                           -4-

                                    ARTICLE 1
                                   DEFINITIONS

      Section 1.1 Definitions. The following terms shall have the following meanings for purposes of these Bylaws:

      "Articles" means the Amended and Restated Articles of Incorporation of the Corporation.

      "Act" means the Florida Business Corporation Act, as it may be amended from time to time, or any successor legislation thereto.

      "Board" means the Corporation's Board of Directors.

      "Bylaws" means these Amended and Restated Bylaws.

      "Corporation" means Kid Castle Educational Corporation, a Florida corporation.

      "Deliver" or "delivery" includes delivery by hand; United States mail; facsimile, telegraph, teletype or other form of electronic transmission, with written confirmation or other acknowledgment of receipt; and private mail carriers handling nationwide mail services.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Principal Office" means the office (within or without the State of Florida) where the Corporation's principal executive offices are located, as designated in the Articles until an annual report has been filed with the Florida Department of State, and thereafter as designated in the annual report.

      Any terms not defined under this Article 1 shall have the meanings specified in the section of these Bylaws in which they first appear.

                                    ARTICLE 2
                                     OFFICES

      Section 2.1 Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Florida, as the Board may designate or as the business of the Corporation may require from time to time.

      Section 2.2 Registered Office. The registered office of the Corporation required by the Act to be maintained in the State of Florida may but need not be identical with the Principal Office if located in the State of Florida, and the address of the registered office may be changed from time to time by the Board or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

                                    ARTICLE 3
                                  SHAREHOLDERS

      Section 3.1 Annual Meeting.

      (a) Call by Directors. The annual meeting of shareholders shall be held within six (6) months

Exhibit 3.1                           -5-
after the close of each fiscal year of the Corporation on a date and at a time and place designated by the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day fixed as herein provided for any annual meeting of shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of shareholders as soon thereafter as is practicable. The failure to hold the annual meeting of the shareholders within the time stated in these Bylaws shall not affect the terms of office of the officers or directors of the Corporation or the validity of any corporate action.

      (b) Business At Annual Meeting. At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board, or (3) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be received at the principal business office of the Corporation no later than the date designated for receipt of shareholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a shareholder's notice must be delivered to or mailed and received at the principal business office of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of shareholders; provided, however, that in the event that less than seventy (70) days' notice of the date of the meeting is given to shareholders by notice or prior public disclosure, notice by the shareholders, to be timely, must be received by the Corporation not later than the close of business on the tenth day following the day on which the Corporation gave notice or made a public disclosure of the date of the annual meeting of the shareholders. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's stock books, of the shareholder(s) proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by such shareholder(s), (d) any material interest of the shareholder(s) in such business, and (e) the same information required by clauses (b), (c) and (d) above with respect to any other shareholder that, to the knowledge of the shareholder(s) proposing such business, supports such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the provisions of this Section, and if the Chairman shall so determine, the Chairman shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted.

      Section 3.2 Special Meetings.

      (a) Call by Directors or Executive Officers. Special meetings of shareholders of the Corporation, for any purpose or purposes, may be called by the Chairman of the Board ("Chairman").

      (b) Call by Shareholders. The Corporation shall call a special meeting of shareholders in the event that the holders of not less than fifty percent (50%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, sign, date, and deliver to the Secretary one or more written demands for the meeting describing one or more purposes for which it is to be held. The Corporation shall give notice of such a special meeting within sixty (60) days after the date that the demand is delivered to the Corporation.

Exhibit 3.1                           -6-

      Section 3.3 Place of Meeting. The Board may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the Principal Office of the Corporation.

      Section 3.4 Notice of Meeting.

      (a) Content and Delivery. Written notice stating the date, time, and place of any meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting by or at the direction of the Chief Executive Officer, the President, the Senior or Executive Vice Presidents, or the Secretary, or the officer or persons duly calling the meeting, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Act. Unless the Act requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. If mailed, notice of a meeting of shareholders shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the Corporation, with postage thereon prepaid. Except as otherwise provided by the Act, notice by electronic transmission constitutes written notice and may be transmitted to the shareholder in a manner authorized by the shareholder.

      (b) Notice of Adjourned Meetings. If an annual or special meeting of shareholders is adjourned to a different date, time, or place, the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

      (c) No Notice Under Certain Circumstances. Notwithstanding the other provisions of this Section, no notice of a meeting of shareholders need be given to a shareholder if: (1) an annual report and proxy statement for two consecutive annual meetings of shareholders, or (2) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period have been sent by first-class, United States mail, addressed to the shareholder at his or her address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of a shareholders' meeting to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

      (d) Common Address. Except as otherwise provided under Section 607.0141 of the Act, any notice to shareholders provided by the Corporation pursuant to the Articles, or these Bylaws, shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given. Any such consent shall be revocable by a shareholder by written notice to the Corporation. Any shareholder who fails to object in writing to the Corporation, within sixty (60) days after having been given written notice by the Corporation of its intention to send the single notice permitted under this subparagraph (d), shall be deemed to have consented to receiving such single written notice.

      Section 3.5 Waiver of Notice.

      (a) Written Waiver. A shareholder may waive any notice required by the Act or these Bylaws before or after the date and time stated for the meeting in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of

Exhibit 3.1                           -7-
any regular or special meeting of shareholders need be specified in any written waiver of notice.

      (b) Waiver by Attendance. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (1) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      Section 3.6 Fixing of Record Date.

      (a) General. The Board may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders' meeting, entitled to vote, or take any other action. In no event may a record date fixed by the Board be a date preceding the date upon which the resolution fixing the record date is adopted or a date more than seventy (70) days before the date of meeting or action requiring a determination of shareholders.

      (b) Special Meeting. The record date for determining shareholders entitled to demand a special meeting shall be the close of business on the date the first shareholder delivers his or her notice to the Corporation.

      (c) Shareholder Action by Written Consent. If no prior action is required by the Board pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting shall be the close of business on the date the first signed written consent with respect to the action in question is delivered to the Corporation, but if prior action is required by the Board pursuant to the Act, such record date shall be the close of business on the date on which the Board adopts the resolution taking such prior action unless the Board otherwise fixes a record date. Any action of the shareholders of the Corporation taken without a meeting shall be effected only upon the written consent of the holders of outstanding capital stock of the Corporation of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.

      (d) Absence of Board Determination for Shareholders' Meeting. If the Board does not determine the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting, such record date shall be the close of business on the day before the first notice with respect thereto is delivered to shareholders.

      (e) Adjourned Meeting. A record date for determining shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

      Section 3.7 Shareholders' List for Meetings.

      (a) Preparation and Availability. After a record date for a meeting of shareholders has been fixed, the Corporation shall prepare an alphabetical list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting date, and continuing through the meeting, at the Corporation's Principal Office, at a

Exhibit 3.1                           -8-
place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar, if any. A shareholder or his or her agent may, on written demand, inspect the list, subject to the requirements of the Act, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section. A shareholder's written demand to inspect the list shall describe with reasonable particularity the purpose for inspection of the list, and the Corporation may deny the demand to inspect the list if the Secretary determines that the demand was not made in good faith and for a proper purpose or if the list is not directly connected with the purpose stated in the shareholder's demand, all subject to the requirements of Section 607.1602(3) of the Act. Notwithstanding anything herein to the contrary, the Corporation shall make the shareholders' list available at any annual meeting or special meeting of shareholders and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.

      (b) Prima Facie Evidence. The shareholders' list is prima facie evidence of the identity of shareholders entitled to examine the shareholders' list or to vote at a meeting of shareholders.

      (c) Failure to Comply. If the requirements of this Section have not been substantially complied with, or if the Corporation refuses to allow a shareholder or his or her agent or attorney to inspect the shareholders' list before or at the meeting, on the demand of any shareholder, in person or by proxy, who failed to get such access, the meeting shall be adjourned until such requirements are complied with.

      (d) Validity of Action Not Affected. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

      Section 3.8 Quorum.

      (a) What Constitutes a Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the Corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section. Except as otherwise provided in the Act, a majority of the votes entitled to be cast on the matter, represented in person or by proxy, shall constitute a quorum of the voting group for action on that matter.

      (b) Presence of Shares. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

      (c) Adjournment in Absence of Quorum. Where a quorum is not present, the holders of a majority of the shares represented and who would be entitled to vote at the meeting if a quorum were present may adjourn such meeting from time to time.

      Section 3.9 Voting of Shares. Except as provided in the Articles or the Act, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.

      Section 3.10 Vote Required.

      (a) Matters Other Than Election of Directors. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved by a majority of the votes cast at such meeting, unless the Act or the Articles require a greater number of affirmative votes.

      (b) Election of Directors. Except as otherwise provided in the Articles, each director shall be

Exhibit 3.1                           -9-
elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

      Section 3.11 Conduct of Meeting. The Chairman, or the Chief Executive Officer, or in their absence, the President, or in his or her absence, a Vice President in the order provided under the Section of these Bylaws titled "Vice Presidents," or in their absence, any person chosen by the shareholders present shall call a shareholders' meeting to order and shall act as presiding officer of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The presiding officer of the meeting shall have broad discretion in determining the order of business at a shareholders' meeting. The presiding officer's authority to conduct the meeting shall include, but in no way be limited to, recognizing shareholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders' meetings.

      Section 3.12 Inspectors of Election. Inspectors of election may be appointed by the Board to act at any meeting of shareholders at which any vote is taken. If inspectors of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, make such appointment. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors of election shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, and waivers; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, and waivers; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. No inspector, whether appointed by the Board or by the person acting as presiding officer of the meeting, need be a shareholder. The inspectors may appoint and retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

      Section 3.13 Proxies.

      (a) Appointment. At all meetings of shareholders, a shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place. A telegraph, telex, or a cablegram, a facsimile transmission of a signed appointment form, or a photographic, photostatic, or equivalent reproduction of a signed appointment form is a sufficient appointment form.

      (b) When Effective. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Exhibit 3.1                           -10-

      Section 3.14 Action by Shareholders Without Meeting.

      (a) Requirements for Written Consent. Any action required or permitted by the Act to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if one or more written consents describing the action taken shall be signed and dated by the holders of outstanding capital stock of the Corporation of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. Such consents must be delivered to the Principal Office of the Corporation, the Corporation's principal place of business, the Secretary, or another officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required herein, written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth in this Section.

      (b) Revocation of Written Consents. Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its Principal Office or its principal place of business, or received by the Secretary or other officer or agent having custody of the books in which proceedings of meetings of shareholders are recorded.

      (c) Same Effect as Vote at Meeting. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document. Whenever action is taken by written consent pursuant to this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

      Section 3.15 Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

      (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

      (b) The name signed purports to be that of a administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

      (c) The name signed purports to be that of a receiver or trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

      (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's

Exhibit 3.1                           -11-
authority to sign for the shareholder is presented with respect to the vote, consent, waiver, or proxy appointment; or

      (e) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners. The Corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                                    ARTICLE 4
                               BOARD OF DIRECTORS

      Section 4.1 General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board. The number of directors of the Corporation shall be fixed from time to time, within any limits specified by the Articles and the Act, by resolution of the Board of Directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors.

      Section 4.2 Qualifications. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida, shareholders of the Corporation or citizens of the United States.

      Section 4.3 Duties of Directors. A Director shall perform his duties as a director, including his or her duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

      In performing his or her duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

      (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

      (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

      (c) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the Articles or these Bylaws, as to matters within its designated authority which committee the director reasonably believes to merit confidence.

      A director shall not be considered to be acting in good faith if he or she has actual knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

      A person who performs his or her duties in compliance with this Section shall have no liability by reason of being or having been a director of the Corporation.

      Section 4.4 Term of Office. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 4.8 of this Article, and each director elected shall hold office

Exhibit 3.1                           -12-
for the term for which he or she is elected and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death.

      Section 4.5 Nominations of Directors. Except as otherwise provided pursuant to the provisions of the Articles or Articles of Amendment relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, nominations of persons for election to the Board may be made by the Chairman on behalf of the Board, the Chief Executive Officer, or by any shareholder of the Corporation entitled to vote for the election of directors at the annual meeting of the shareholders who complies with the notice provisions set forth in this
Section 4.5. To be timely, a shareholder's notice shall be received at the principal business office of the Corporation no later than the date designated for receipt of shareholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a shareholder's nomination must be delivered to or mailed and received at the principal business office of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of shareholders; provided, however, that in the event that less than seventy (70) days' notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth: (a) as to each person the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such proposed nominee, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on the Corporation's books, of the shareholder proposing such nomination, and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by the shareholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4.4. The chairman of the meeting shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in accordance with the provisions of this Section 4.4, and if the chairman shall so determine, the chairman shall so declare at the meeting and the defective nomination shall be disregarded.

      Section 4.6 Removal. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of two-thirds (2/3rds) of the shares then entitled to vote at an election of directors..

      Section 4.7 Resignation. A director may resign at any time by delivering written notice to the Board, the Chairman, or the Chief Executive Officer of the Corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date.

      Section 4.8 Vacancies.

      (a) Who May Fill Vacancies. Except as provided below, whenever any vacancy occurs on the Board, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office until his or her successor is duly elected and qualified, and such successor shall complete such director's remaining term.

Exhibit 3.1                           -13-

      (b) Prospective Vacancies. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

      Section 4.9 Compensation. The Board, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise, or may delegate such authority to an appropriate committee. The Board also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers, and employees and to their families, dependents, estates, or beneficiaries on account of prior services rendered to the Corporation by such directors, officers, and employees. Directors shall be entitled to reimbursement for reasonable expenses incurred in connection with attending meetings of the Board (and committees thereof) and performing their duties as directors, including reimbursement of expenses attributable to air travel and hotel occupancy while traveling on corporate business.

      Section 4.10 Regular Meetings. A regular meeting of the Board shall be held without other notice than this bylaw immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board may provide, by resolution, the date, time, and place, either within or without the State of Florida, for the holding of additional regular meetings of the Board without notice other than such resolution.

      Section 4.11 Special Meetings. Special meetings of the Board may be called by the Chairman, Chief Executive Officer, or not less than three (3) members of the Board. The person or persons calling the meeting may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board, and if no other place is fixed, the place of the meeting shall be the Principal Office of the Corporation.

      Section 4.12 Notice. Special meetings of the Board must be preceded by at least two (2) days' notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting.

      Section 4.13 Waiver of Notice. Notice of a meeting of the Board need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

      Section 4.14 Quorum and Voting. A quorum of the Board consists of a majority of the number of directors prescribed by these Bylaws (or if no number is prescribed, the number of directors in office immediately before the meeting begins). If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board. A director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) he or she votes against or abstains from the action taken.

      Section 4.15 Conduct of Meetings.

      (a) Presiding Chairman. The Chairman shall preside at meetings of the Board. In the absence of

Exhibit 3.1                           -14-
the Chairman, the Chief Executive Officer, or in his or her absence, any director delegated by the Chairman or chosen by the directors present, shall call meetings of the Board to order and shall act as presiding officer of the meeting.

      (b) Minutes. The Secretary of the Corporation shall act as secretary of all meetings of the Board but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board shall be prepared and distributed to each director.

      (c) Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

      (d) Participation by Conference Call or Similar Means. The Board may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

      Section 4.16 Committees. The Board, by resolution adopted by a majority of the full Board, may designate from among its members one or more committees, with each such committee consisting of one or more of the directors of the Corporation as provided herein. In the absence or disqualification of a member of a committee, the Board, by resolution adopted in accordance with this Section, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member, provided, however, that any such appointment shall satisfy the independence, composition and experience requirements of the rules of any stock exchange to which the Corporation is subject by virtue of its securities being listed or traded on such exchange, if any (collectively "Stock Exchange Rules") and any applicable federal or state securities laws, rules or regulations, including but not limited to the Exchange Act and the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), to the extent necessary. Each committee shall hold such regular or special meetings as its members shall deem necessary or appropriate and shall keep regular minutes of its meetings and regularly report the same to the Board.

      To the extent provided in the resolution of the Board establishing and constituting such committees, such committees, including without limitation those committees set forth under Sections 4.17, 4.18, 4.19 and 4.20 herein, shall have and may exercise all the authority of the Board, except that no such committee shall have the authority to:

      (a) approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders;

      (b) fill vacancies on the Board or any committee thereof;

      (c) adopt, amend, or repeal these Bylaws;

      (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board; or

      (e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board may

Exhibit 3.1                           -15-
authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board.

      Notwithstanding the foregoing, except with respect to each of the Audit Committee, the Compensation Committee, the Corporate Governance and the Executive Committee, the Board, by resolution adopted in accordance with this Section may appoint one or more non-directors to serve as members of any committee, provided that director members of any such committee must constitute a majority of the membership of such committee.

      The Board, by resolution adopted in accordance with this Section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. The provisions of these Bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board apply to committees and their members as well. Notwithstanding the foregoing sentence, all directors (i) shall be entitled to receive notice of all meetings of the Compensation Committee and the Audit Committee, (ii) may attend any committee meeting, unless the committee has voted to go into executive session, and (iii) shall be entitled to receive copies of the minutes of all committee meetings.

      Section 4.17 Audit Committee. The Audit Committee shall be composed of three or more members of the Board, each of whom satisfies the independence, experience and composition requirements (as applicable to the Corporation) of the Stock Exchange Rules, the Exchange Act, and Sarbanes-Oxley. The Audit Committee shall be responsible for reviewing and maintaining the Audit Committee Charter to the standards of the Stock Exchange Rules, the Exchange Act, and Sarbanes-Oxley. The Audit Committee shall have the sole authority to engage and discharge, review the independence, qualifications, activities and compensation of the Corporation's independent certified public accountants and recommend to the Board the appointment of the independent certified public accountants. The Audit Committee shall assure regular rotation of the lead and concurring audit partners and shall be responsible for the Corporation's financial policies, control procedures, accounting staff, internal audit function and reviews and approval of the Corporation's financial statements. The Audit Committee shall also be responsible for the review of transactions between the Corporation and any Corporate officer, director or entity in which an officer or director of the Corporation has a material interest. The Audit Committee shall develop and maintain procedures for the submission of complaints and concerns about accounting and auditing matters, and shall assure that Chief Executive Officer and Chief Financial Officer certifications meet their obligations by performing a review and evaluation of the Corporation's disclosure controls and procedures. The Audit Committee shall have the authority to engage the services of an outside advisor when required and shall receive reports from the outside auditor on critical accounting policies, significant accounting judgments and estimates, off-balance sheet transactions and non-GAAP financial measures.

      Section 4.18 Compensation Committee. The Compensation Committee shall be composed of three or more members of the Board, each of whom satisfies the independence, experience and composition requirements of the Stock Exchange Rules, the Exchange Act, and Sarbanes-Oxley. The Compensation Committee shall be responsible for establishing the compensation of the Corporation's directors, Chief Executive Officer and all other executive officers, including salaries, bonuses, severance arrangements, and other executive officer benefits. The Compensation Committee's duties may include, but are not limited to: (i) review of key employee compensation policies, plans and programs, (ii) review and approval of the compensation of the executive officers of the Corporation, (iii) review and approval of any employment contracts, severance arrangements, change of control arrangements or similar arrangements between the Corporation and any executive officer of the Corporation, (iv) administering the Corporation's stock option plans, incentive compensation plan programs and any such plans that the Board may from time to time adopt and to exercise all the powers, duties and responsibilities delegated by

Exhibit 3.1                           -16-
the Board with respect to such plans, and (v) any other duties set forth in the Compensation Committee's Charter and policies.

      Section 4.19 Corporate Governance/Nominating Committee ("Corporate Governance Committee"). The Corporate Governance Committee shall be composed of three or more members of the Board, each of whom satisfies the independence, experience and composition requirements of the Stock Exchange Rules, the Exchange Act and Sarbanes-Oxley. The Corporate Governance Committee shall review the Corporation's policies and practices to meet the standards suggested by various groups or authorities active in corporate governance and practices of other public companies and shall select nominees for election as directors of the Corporation.

      Section 4.20 Executive Committee. The Executive Committee shall be composed of three or more members of the Board, each of whom satisfies the independence, experience and composition requirements of the Stock Exchange Rules, the Exchange Act and Sarbanes-Oxley. The Executive Committee shall be responsible for performing all tasks of the Board on behalf of the Board between meetings of the Board to the extent permitted by these Bylaws and applicable law.

      Section 4.21 Action Without Meeting. Any action required or permitted by the Act to be taken at a meeting of the Board or a committee thereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the Corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date. A consent signed under this Section has the effect of a vote at a meeting and may be described as such in any document.

                                    ARTICLE 5
                                    OFFICERS

      Section 5.1 Number. The principal officers of the Corporation shall be a Chief Executive Officer, a President, the Executive Vice Presidents, the Senior Vice Presidents, the Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. The Board may also authorize any duly appointed officer to appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office.

      Section 5.2 Election and Term of Office. The officers of the Corporation to be elected by the Board shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation, or removal.

      Section 5.3 Removal. The Board may remove any officer and, unless restricted by the Board, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

      Section 5.4 Resignation. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the pending vacancy may be filled

Exhibit 3.1                           -17-
before the effective date but the successor may not take office until the effective date.

      Section 5.5 Vacancies. Any vacancy occurring in any office of the Corporation because of death, resignation, removal, disqualification, or otherwise, shall be filled as soon thereafter as practicable by the Board for the unexpired portion of the term.

      Section 5.6 Chairman of the Board. The Chairman shall be a member of the Board and shall preside over all meetings of the Board and shareholders of the Corporation. In the absence of the Chairman or in the event for any reason it shall be impracticable for the Chairman to act personally, the Chief Executive Officer shall preside at all meetings of the Board. The Chairman shall perform such other powers and duties as may from time to time be assigned to him or her by the Board, or as may be prescribed by these Bylaws.

      Section 5.7 Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the direction of the Board, shall in general supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority to sign certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board, and to execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board; and, except as otherwise provided by law or the Board, the Chief Executive Officer may authorize the Chairman, the President, any Vice President or other officer or agent of the Corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board from time to time.

      Section 5.8. President. In the absence of the Chief Executive Officer, or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the Chief Executive Officer to act personally, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. If the Chief Executive Officer is not present, the President shall preside at all meetings of the Board and shareholders. The President shall have authority, subject to such rules as may be prescribed by the Board, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority to sign certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board, and to execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board; and, except as otherwise provided by law or the Board, the President may authorize any Vice President or other officer or agent of the Corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.

      Section 5.9 Vice Presidents. In the absence of the President or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to

Exhibit 3.1                           -18-
act personally, the Vice President, (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such duties and have such authority as from time to time may be delegated or assigned to him or her by the Chairman, the Chief Executive Officer, the President, or by the Board. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President. The Corporation may have one or more Senior Vice Presidents and Executive Vice Presidents, who shall be Vice Presidents for purposes hereof.

      Section 5.10 Secretary. The Secretary shall: (a) keep, or cause to be kept, minutes of the meetings of the shareholders and of the Board (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board (or committees thereof) without a meeting); (b) be custodian of the corporate records and of the seal of the Corporation, if any, and if the Corporation has a seal, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (c) authenticate the records of the Corporation; (d) maintain a record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Chief Executive Officer, or by the Board.

      Section 5.11 Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of these Bylaws; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Chief Executive Officer, or by the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine.

      Section 5.12 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board may from time to time authorize. The Assistant Treasurers shall respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board.

      Section 5.13 Other Assistants and Acting Officers. The Board shall have the power to appoint, or to authorize any duly appointed officer of the Corporation to appoint, any person to act as assistant to any officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board or the appointing officer.

      Section 5.14 Salaries. The salaries of the principal officers shall be fixed from time to time by the

Exhibit 3.1                           -19-

Board or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                                    ARTICLE 6
             CONTRACTS, CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS

      Section 6.1 Contracts. The Board may authorize any officer or officers, or any agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages, and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chief Executive Officer, or the President; the Secretary or an Assistant Secretary, when necessary or required, shall attest and affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

      Section 6.2 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board.

      Section 6.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as may be selected by or under the authority of a resolution of the Board.

      Section 6.4 Voting of Securities Owned by Corporation. Subject always to the specific directions of the Board, (a) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted at any meeting of security holders of such other corporation by the Chairman, the Chief Executive Officer, or the President, or an Executive or Senior Vice President, and (b) whenever, in the judgment of the Chairman, the Chief Executive Officer, or the President, or an Executive or Senior Vice President, it is desirable for the Corporation to execute a proxy or written consent in respect of any such shares or other securities, such proxy or consent shall be executed in the name of the Corporation by the Chairman, the Chief Executive Officer, or the President, or an Executive or Senior Vice President, without necessity of any authorization by the Board, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned or controlled by the Corporation the same as such shares or other securities might be voted by the Corporation.

                                    ARTICLE 7
                   CERTIFICATES FOR SHARES; TRANSFER OF SHARES

      Section 7.1 Consideration for Shares. The Board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. The Corporation may place in escrow shares issued for future services or benefits or a promissory note, or make other arrangements to restrict

Exhibit 3.1                           -20-
the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits are received. If the services are not performed, the note is not paid, or the benefits are not received, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

      Section 7.2 Certificates for Shares. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he or she is entitled unless the Board authorizes the issuance of some or all shares without certificates. Any such authorization shall not affect shares already represented by certificates until the certificates are surrendered to the Corporation. If the Board authorizes the issuance of any shares without certificates, within a reasonable time after the issue or transfer of any such shares, the Corporation shall send the shareholder a written statement of the information required by the Act or the Articles to be set forth on certificates, including any restrictions on transfer. Certificates representing shares of the Corporation shall be in such form, consistent with the Act, as shall be determined by the Board. Such certificates shall be signed (either manually or in facsimile) by the Chief Executive Officer, the President, or any other persons designated by the Board and may be sealed with the seal of the Corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. Unless the Board authorizes shares without certificates, all certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in these Bylaws with respect to lost, destroyed, or stolen certificates. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

      Section 7.3 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the Corporation with a request to register a transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if: (a) there were on or with the certificate the necessary endorsements and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board.

      Section 7.4 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation as required by the Act or the Articles of the restrictions imposed by the Corporation upon the transfer of such shares.

      Section 7.5 Lost, Destroyed, or Stolen Certificates. Unless the Board authorizes shares without certificates, where the owner claims that certificates for shares have been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner: (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond if required by the Board or any principal officer and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board.

      Section 7.6 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

Exhibit 3.1                           -21-

      Section 7.7 Stock Regulations. The Board shall have the power and authority to make all such further rules and regulations not inconsistent with law as they may deem expedient concerning the issue, transfer, and registration of shares of the Corporation.

                                    ARTICLE 8
                                BOOKS AND RECORDS

      Section 8.1 Books and Records.

      (a) The Corporation shall keep as permanent records minutes of all meetings of the shareholders and Board, a record of all actions taken by the shareholders or Board without a meeting, and a record of all actions taken by a committee of the Board in place of the Board on behalf of the Corporation.

      (b) The Corporation shall maintain accurate accounting records.

      (c) The Corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

      (d) The Corporation shall keep a copy of all written communications within the preceding three (3) years to all shareholders generally or to all shareholders of a class or series, including the financial statements required to be furnished by the Act, and a copy of its most recent annual report delivered to the Department of State.

      Section 8.2 Shareholders' Inspection Rights. Shareholders are entitled to inspect and copy records of the Corporation as permitted by the Act.

      Section 8.3 Distribution of Financial Information. The Corporation shall prepare and disseminate financial statements to shareholders as required by the Act and, as applicable, the Exchange Act and Stock Exchange Rules.

      Section 8.4 Other Reports. The Corporation shall disseminate such other reports to shareholders as are required by the Act, including reports regarding indemnification in certain circumstances and reports regarding the issuance or authorization for issuance of shares in exchange for promises to render services in the future, and, as applicable, the Exchange Act and Stock Exchange Rules.

                                    ARTICLE 9
                                 INDEMNIFICATION

      Section 9.1 Provision of Indemnification. The Corporation shall, to the fullest extent permitted or required by the Act, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Executive Officer is a Party or in which such Director or Executive Officer is deposed or called to testify as a witness because he or she is or was a Director or Executive Officer of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board resolution, vote of shareholders,

Exhibit 3.1                           -22-
the Act, or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Executive Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article. For purposes of this Article, the term "Directors" includes former directors of the Corporation and any director who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). The term "Executive Officers" includes those individuals who are or were at any time "executive officers" of the Corporation as defined in Securities and Exchange Commission Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended. All other capitalized terms used in this Article and not otherwise defined herein have the meaning set forth in Section 607.0850 of the Act. The provisions of this Article are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

      Section 9.2 Survival of Indemnification. The Corporation shall and does hereby, indemnify any person, if the requirements of this Article have been met, without affecting any other rights to which those indemnified may be entitled under the Articles, these Bylaws, agreement, vote of shareholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in such person's official capacity and as to actions in another capacity while holding such office, and such indemnity shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 9.3 Insurance .INSURANCE. The Corporation may, if approved by the Board, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or applicable Florida law.

                                   ARTICLE 10
                             DIVIDENDS AND RESERVES

      Section 10.1 Declaration and Payment. Subject to provision contained in the Act or the Articles, if any, dividends may be declared by the Board at any regular or special meeting and may be paid in cash, property, or in shares of the Corporation. Such declaration and payment shall be at the discretion of the Board.

      Section 10.2 Record Date for Dividends. The Board may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days and not less than ten (10) days prior to the payment date of such dividend. In the absence of any action by the Board, the date upon which the Board adopted the resolution declaring such dividend shall be the record date.

      Section 10.3 Reserves. There may be created by resolution of the Board out of the earned

Exhibit 3.1                           -23-
surplus of the Corporation such reserve or reserves as the Board from time to time, in its sole discretion, thinks proper to provide for contingencies, to pay dividends, or to repair or maintain any property of the Corporation, or for such other purposes as the Board shall think beneficial to the Corporation, and the Board may modify or abolish any such reserve in the manner in that it was created.

                                   ARTICLE 11
                                  MISCELLANEOUS

      Section 11.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by a resolution of the Board.

      Section 11.2 Seal. The corporate seal shall be in such form as may be determined by the Board. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

      Section 11.3 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and the Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. Any person who shall have been a holder of record of shares for at least six (6) months immediately preceding demand, or shall be the holder of record of at least five persons (5%) of all the outstanding shares of a corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purposes, its relevant books and records of account, minutes and records, of shareholders, and to make copies thereof, all at such persons expenses.

      Section 11.4 Power to Amend . These Bylaws may be amended or repealed by either the Board or the shareholders, unless the Act reserves the power to amend these Bylaws generally or any particular bylaw provision, as the case may be, exclusively to the shareholders or unless the shareholders, in amending or repealing these Bylaws generally or any particular bylaw provision, provide expressly that the Board may not amend or repeal these Bylaws or such bylaw provision, as the case may be. The shareholders of the Corporation may adopt or amend a bylaw provision which fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the Act. The adoption or amendment of a bylaw provision that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum or voting requirement and be adopted by the same vote and voting groups required to take action under the quorum or voting requirement then in effect or proposed to be adopted, whichever is greater.

      Section 11.5 Invalid Provisions . In any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

Exhibit 3.1                           -24-

                             CERTIFICATE OF ADOPTION

      The undersigned Secretary of Kid Castle Educational Corporation does hereby certify that the above and foregoing Amended and Restated Bylaws of said Corporation were adopted by the directors as the Bylaws of said Corporation and that the same do now constitute the Bylaws of this Corporation.

      DATED as of April 7, 2004.

                                /s/ Yu-En Chiu
                               ------------------------------------------------
                               Yu-En Chiu
                               Chief Financial Officer, Secretary and Director

Exhibit 3.1                          -25-